Exhibit 99.1

News Release

Newell Brands Updates Outlook for Q3 and Full Year 2022

Anticipates Higher Impact from Retailer Inventory Rebalancing

Taking Actions to Optimize Costs and Cash Flow

ATLANTA, GA – September 6, 2022 – Newell Brands Inc. (NASDAQ: NWL) announced today updates to its outlook for Q3 and full year 2022, reflecting a more challenging than anticipated operating and consumer backdrop.

Ravi Saligram, Newell Brands CEO, said, “Although we remain enthusiastic about the back-to-school season and continue to see solid growth in the Commercial business, we have experienced a significantly greater than expected pullback in retailer orders and continued inflationary pressures on the consumer. As a result of these developments and our more cautious posture for the balance of the year, we are adjusting our expectations for the second half of 2022.”

Saligram continued, “We are taking decisive actions to mitigate the impact of these challenges by further tightening our belt on cash and cost management and adjusting our supply plan. I am confident that our team can effectively navigate through the softer macroeconomic environment and address the near-term hurdles, while positioning the company to come out stronger.”

In order to strengthen its financial position, the company is accelerating its FUEL productivity efforts, closely managing discretionary and overhead spending, optimizing its advertising and promotion expenses, adjusting its demand forecast and supply plans, and taking additional actions to improve working capital.

The company updated its outlook for Q3 and full year 2022, as follows:

	Previous Q3 2022 Outlook	Updated Q3 2022 Outlook
Net Sales	$2.39 to $2.50 billion	$2.21 to $2.32 billion
Core Sales	1% to 5% decline	8% to 12% decline
Normalized Operating Margin	10.7% to 11.0%	8.7% to 9.4%
Normalized EPS	$0.50 to $0.54	$0.46 to $0.51

	Previous Full Year 2022 Outlook	Updated Full Year 2022 Outlook
Net Sales	$9.76 to $9.98 billion	$9.37 to $9.58 billion
Core Sales	Flat to 2% growth	2% to 4% decline
Normalized Operating Margin	11.2% to 11.4%	10.0% to 10.5%
Normalized EPS	$1.79 to $1.86	$1.56 to $1.70

The full year 2022 outlook for net sales, normalized operating margin and normalized EPS includes the contribution from the divested Connected Home & Security business unit (“CH&S”) during the first quarter. Core sales growth outlook for full year 2022 excludes the contribution from CH&S. Net sales outlooks for both Q3 2022, as well as for the full year 2022, account for the expected unfavorable foreign exchange movements, using current rates, as well as closures of Yankee Candle retail locations and market and category exits, primarily in the Outdoor & Recreation and Home Appliances segments.

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For full year 2022, the company currently expects to deliver operating cash flow in the range of $400 million to $500 million, versus its previously expected range of $700 million to $800 million, including the impact of the loss of profits from the sale of the CH&S business, as well as a one-time cash tax payment on this transaction.

The company has presented forward-looking statements regarding core sales, normalized operating margin and normalized earnings per share. These non-GAAP financial measures are derived by excluding certain amounts, expenses or income, from the corresponding financial measures determined in accordance with GAAP. The determination of the amounts that are excluded from these non-GAAP financial measures is a matter of management judgement and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period. We are unable to present a quantitative reconciliation of forward-looking normalized operating margin or normalized earnings per share to their most directly comparable forward-looking GAAP financial measures because such information is not available, and management cannot reliably predict all of the necessary components of such GAAP measures without unreasonable effort or expense. In addition, we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on the company’s future financial results. These non-GAAP financial measures are preliminary estimates and are subject to risks and uncertainties, including, among others, changes in connection with quarter-end and year-end adjustments. Any variation between the company’s actual results and preliminary financial data set forth above may be material.

Ravi Saligram, Newell Brands CEO, and Chris Peterson, President and CFO, will participate in a fireside chat at the Barclays Global Consumer Staples Conference today, at 4:30 P.M. ET. The fireside chat will be webcast and may be accessed by selecting Events & Presentations from the Investors tab of the Newell Brands website at www.newellbrands.com. The webcast will be archived and available for replay following the live event.

About Newell Brands

Newell Brands (NASDAQ: NWL) is a leading global consumer goods company with a strong portfolio of well-known brands, including Rubbermaid, FoodSaver, Calphalon, Sistema, Sharpie, Paper Mate, Dymo, EXPO, Elmer’s, Yankee Candle, Graco, NUK, Rubbermaid Commercial Products, Spontex, Coleman, Campingaz, Contigo, Oster, Sunbeam and Mr. Coffee. Newell Brands’ beloved, planet friendly brands enhance and brighten consumers lives at home and outside by creating moments of joy, building confidence and providing peace of mind.

This press release and additional information about Newell Brands are available on the company’s website, www.newellbrands.com.

Non-GAAP Financial Measures

This release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the U.S. Securities and Exchange Commission (the “SEC”) and includes a reconciliation of non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.

The company uses certain non-GAAP financial measures that are included in this press release and the additional financial information both to explain its results to stockholders and the investment community and in the internal

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evaluation and management of its businesses. The company’s management believes that these non-GAAP financial measures and the information they provide are useful to investors since these measures (a) permit investors to view the company’s performance and liquidity using the same tools that management uses to evaluate the company’s past performance, reportable segments, prospects for future performance and liquidity, and (b) determine certain elements of management incentive compensation.

The company’s management believes that core sales provides a more complete understanding of underlying sales trends by providing sales on a consistent basis as it excludes the impacts of acquisitions, planned and completed divestitures, retail store openings and closings, certain market and category exits, and changes in foreign exchange from year-over-year comparisons. The effect of changes in foreign exchange on reported sales is calculated by applying the prior year average monthly exchange rates to the current year local currency sales amounts (excluding acquisitions and divestitures), with the difference between the 2022 reported sales and constant currency sales presented as the foreign exchange impact increase or decrease in core sales. The company’s management believes that “normalized” operating margin and “normalized” diluted earnings per share, which exclude restructuring and restructuring-related expenses and one-time and other events such as costs related to the extinguishment of debt, certain tax benefits and charges, impairment charges, pension settlement charges, divestiture costs, costs related to the acquisition, integration and financing of acquired businesses, amortization of acquisition-related intangible assets, inflationary adjustments, expenses related to certain product recalls and certain other items, are useful because they provide investors with a meaningful perspective on the current underlying performance of the company’s core ongoing operations and liquidity.

The company determines the tax effect of the items excluded from normalized diluted earnings per share by applying the estimated effective rate for the applicable jurisdiction in which the pre-tax items were incurred, and for which realization of the resulting tax benefit, if any, is expected. In certain situations in which an item excluded from normalized results impacts income tax expense, the company utilizes a “with” and “without” approach to determine normalized income tax benefit or expense.

While the company believes these non-GAAP financial measures are useful in evaluating the company’s performance and liquidity, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies.

Caution Concerning Forward-Looking Statements

Some of the statements in this press release and its exhibits, particularly those anticipating future financial performance, business prospects, growth, operating strategies, the impact of the COVID-19 pandemic and similar matters, are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements generally can be identified by the use of words or phrases, including, but not limited to, “guidance,” “outlook,” “intend,” “anticipate,” “believe,” “estimate,” “project,” “target,” “plan,” “expect,” “setting up,” “beginning to,” “will,” “should,” “would,” “could,” “resume,” “are confident that,” “remain optimistic that,” “seek to,” or similar statements. We caution that forward-looking statements are not guarantees because there are inherent difficulties in predicting future results. Actual results may differ materially from those expressed or implied in the forward-looking statements, including impairment charges and accounting for income taxes. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to:

•

our ability to optimize costs and cash flow and mitigate the impact of retailer inventory rebalancing through discretionary and overhead spend management, advertising and promotion expense optimization, demand forecast and supply plan adjustments and actions to improve working capital;

6655 Peachtree Dunwoody Road Atlanta, GA 30328 +1 (770) 418-7000	NASDAQ: NWL www.newellbrands.com	3

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•	our ability to improve productivity, reduce complexity and streamline operations;

•	our ability to manage the actual or perceived effects of the COVID-19 pandemic, including as a result of any additional variants of the virus or the efficacy and distribution of vaccines;

•	our dependence on the strength of retail and consumer demand and the commercial and industrial sectors of the economy in various countries around the world;

•	competition with other manufacturers and distributors of consumer products;

•	major retailers’ strong bargaining power and consolidation of our customers;

•

supply chain and operational disruptions in the markets in which we operate, whether as a result of the actual or perceived effects of the COVID-19 pandemic or broader geopolitical and macroeconomic conditions, including the military conflict between Russia and Ukraine;

•

changes in the prices and availability of labor, transportation, raw materials and sourced products, including significant inflation, and our ability to offset cost increases through pricing and productivity in a timely manner;

•

the cost and outcomes of governmental investigations, inspections, lawsuits, legislative requests or other actions by third parties, the potential outcomes of which could exceed policy limits, to the extent insured;

•	our ability to develop innovative new products, to develop, maintain and strengthen end-user brands and to realize the benefits of increased advertising and promotion spend;

•	our ability to consistently maintain effective internal control over financial reporting;

•	the risks inherent to our foreign operations, including currency fluctuations, exchange controls and pricing restrictions;

•	future events that could adversely affect the value of our assets and/or stock price and require additional impairment charges;

•	unexpected costs or expenses associated with dispositions;

•	our ability to effectively execute our turnaround plan, including Project Ovid;

•	risks related to our substantial indebtedness, potential increases in interest rates or changes in our credit ratings;

•	a failure or breach of one of our key information technology systems, networks, processes or related controls or those of our service providers;

•

the impact of U.S. and foreign regulations on our operations, including the impact of tariffs, data privacy regulations and environmental remediation costs and legislation and regulatory actions related to climate change;

•	the potential inability to attract, retain and motivate key employees;

•	changes in tax laws and the resolution of tax contingencies resulting in additional tax liabilities;

•	product liability, product recalls or related regulatory actions;

•	our ability to protect our intellectual property rights;

•	significant increases in the funding obligations related to our pension plans; and

•	other factors listed from time to time in our filings with the SEC, including but not limited to our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and our other SEC filings.

The consolidated condensed financial statements are prepared in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”). Management’s application of U.S. GAAP requires the use

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News Release

of estimates and assumptions in preparing the unaudited condensed consolidated financial statements. As discussed above, the world is currently experiencing the global COVID-19 pandemic, which has required greater use of estimates and assumptions in the preparation of our condensed consolidated financial statements. Although we have made our best estimates based upon current information, the effects of the COVID-19 pandemic on our business may result in future changes to management’s estimates and assumptions, especially if the severity worsens or duration lengthens. Actual results may differ materially from the estimates and assumptions developed by management. If so, the company may be subject to future incremental impairment charges as well as changes to recorded reserves and valuations.

The information contained in this press release and the tables is as of the date indicated. The company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments.

Contacts:

Investors:	Media:
Sofya Tsinis	Beth Stellato
VP, Investor Relations	Chief Communications Officer
+1 (201) 610-6901	+1 (470) 580-1086
sofya.tsinis@newellco.com	beth.stellato@newellco.com

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NEWELL BRANDS INC.

RECONCILIATION OF GAAP AND NON-GAAP INFORMATION (UNAUDITED)

CORE SALES OUTLOOK

	Three Months Ending	Twelve Months Ending
	September 30, 2022	December 31, 2022
Estimated net sales change (GAAP)	(21)% to (17)%	(12)% to (10)%
Estimated currency impact [1] and divestitures [2], net	~9%	~8%
Core sales change (NON-GAAP)	(12)% to (8)%	(4)% to (2)%

[1]

“Currency Impact” represents the effect of foreign currency on 2022 reported sales and is calculated by applying the 2021 average monthly exchange rates to the current year local currency sales amounts (excluding acquisitions and divestitures) and comparing to 2022 reported sales.

[2]	Divestitures include the sale of CH&S, certain market and category exits and current and prior period net sales from retail store closures (consistent with standard retail practice).

NEWELL BRANDS INC.

RECONCILIATION OF GAAP AND NON-GAAP INFORMATION (UNAUDITED)

PREVIOUS CORE SALES OUTLOOK

	Three Months Ending	Twelve Months Ending
	September 30, 2022	December 31, 2022
Estimated net sales change (GAAP)	(14)% to (10)%	(8)% to (6)%
Estimated currency impact [1] and divestitures [2], net	~9%	~8%
Core sales change (NON-GAAP)	(5)% to (1)%	0% to 2%

[1]

“Currency Impact” represents the effect of foreign currency on 2022 reported sales and is calculated by applying the 2021 average monthly exchange rates to the current year local currency sales amounts (excluding acquisitions and divestitures) and comparing to 2022 reported sales.

[2]	Divestitures include the sale of CH&S, certain market and category exits and current and prior period net sales from retail store closures (consistent with standard retail practice).

6655 Peachtree Dunwoody Road Atlanta, GA 30328 +1 (770) 418-7000	NASDAQ: NWL www.newellbrands.com	6